Exhibit 10.24

Oxford Biomedica (US), Inc.

Windrush Court

Transport Way

Watlington Road

Oxford OX4 6LT

March 10, 2022

Homology Medicines, Inc.

One Patriots Park

Bedford, Massachusetts 01730

Attention: Dr. Paul Alloway, Senior Vice President and General Counsel

with a copy to:

Latham & Watkins LLP

200 Clarendon Street, 27th Floor

Boston, Massachusetts 02116

Attention: Peter N. Handrinos and Matthew W. Goulding

Email: Peter.Handrinos@lw.com, Matthew.Goulding@lw.com

VIA EMAIL

RE: Amendment No. 1 to Equity Securities Purchase Agreement

Dear Seller:

Reference is hereby made to the Equity Securities Purchase Agreement, dated as of January 28, 2022 (the “Purchase Agreement”), by and among Homology Medicines, Inc., a Delaware corporation (“Seller”), Roadrunner Solutions LLC, a Delaware limited liability company (the “Company”), Oxford Biomedica (US), Inc., a Delaware corporation (“Purchaser”), and, solely for the purposes of Article IX thereof, Oxford Biomedica plc, a public company organized under the laws of England and Wales (“Parent Guarantor”). Capitalized terms used but not otherwise defined in this amendment shall have the meanings ascribed to them in the Purchase Agreement.

1.
Pursuant to Section 10.2 of the Purchase Agreement, the Parties agree to amend and restate Section 8.2 of the Purchase Agreement in its entirety as follows:

8.2 Indemnification for the Benefit of Purchaser. Subject to the other provisions of this Article VIII, from and after the Closing, Seller shall indemnify and hold harmless Purchaser and its Affiliates (other than the Company and any subsidiary of the Company) and their respective directors, managers, officers, employees and agents (collectively, the “Purchaser Indemnified Parties”) from and against any Losses that such Purchaser Indemnified Party suffers or incurs to the extent resulting from or arising out of any of the following:

(a)
any breach or inaccuracy of any of the Seller and Company Representations or any of the Seller Representations or any representation or warranty made by Seller or the Company in any certificate or writing delivered by the Company or Seller in connection herewith (in each

[Signature Page to Amendment No. 1 to Equity Securities Purchase Agreement]

case, disregarding all qualifications as to materiality, the words “material,” “materiality” and Material Adverse Effect);
(b)
any failure by the Company or Seller to perform or comply in all material respects with their respective covenants, obligations or agreements contained in this Agreement (other than with respect to any covenants to be performed at or prior to the Closing, which, for the avoidance of doubt, shall expire and have no further force or effect as of the date that is twelve (12) months after the Closing Date);
(c)
any Excluded Liability (as defined in the Contribution Agreement);
(d)
any Pre-Closing Taxes; or
(e)
Seller’s proportionate percentage of any payments made by Parent Guarantor in respect of the Lease Guaranty, dated as of March 10, 2022, in favor of Patriots Park Owner, LLC, which such proportionate percentage shall be equal to Seller's ownership interest percentage in the Company at the time a claim against Parent Guarantor under the Lease Guaranty is made.
2.
Except as modified by this letter, the Purchase Agreement shall remain unmodified and in full force and effect.

[Signature page follows]

Very truly yours,

OXFORD BIOMEDICA (US), INC.

By: /s/ Stuart Paynter
Name: Stuart Paynter
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Equity Securities Purchase Agreement]

ACCEPTED AND AGREED AS OF
THE DATE FIRST WRITTEN ABOVE:

HOMOLOGY MEDICINES, INC.

By: /s/ Arthur O. Tzianabos
Name: Arthur O. Tzianabos
Title: President and Chief Executive Officer

ROADRUNNER SOLUTIONS LLC

By: /s/ Tim Kelly
Name: Tim Kelly
Title: Chief Executive Officer

OXFORD BIOMEDICA PLC

By: /s/ Stuart Paynter
Name: Stuart Paynter
Title: Chief Financial Officer